EXHIBIT 99.1

This Statement on Form 3 is filed by the Reporting Persons listed below. The principal business address of the Reporting Persons is 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071.

Name of Designated Filer: OAKTREE ORGANICS, L.P.

Date of Event Requiring Statement: October 7, 2016.

Issuer Name: SunOpta Inc. [STKL]

OAKTREE ORGANICS, L.P.

By:	Oaktree Fund GP, LLC
Its:	General Partner

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Jamie Toothman
Name: Jamie Toothman
Title: Authorized Signatory

OAKTREE FUND GP, LLC

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Jamie Toothman
Name: Jamie Toothman
Title: Authorized Signatory

OAKTREE FUND GP I, L.P.

By:	/s/ Jamie Toothman
Name: Jamie Toothman
Title: Authorized Signatory

OAKTREE CAPITAL I, L.P.

By:	/s/ Jamie Toothman
Name: Jamie Toothman
Title: Vice President

OCM HOLDINGS I, LLC

By:	/s/ Jamie Toothman
Name: Jamie Toothman
Title: Vice President

OAKTREE HOLDINGS, LLC

By:	/s/ Jamie Toothman
Name: Jamie Toothman
Title: Vice President

OAKTREE CAPITAL GROUP, LLC

By:	Oaktree Capital Group Holdings GP, LLC
Its:	Manager

By:	/s/ Jamie Toothman
Name: Jamie Toothman
Title: Vice President

OAKTREE CAPITAL GROUP HOLDINGS GP, LLC

By:	/s/ Jamie Toothman
Name: Jamie Toothman
Title: Vice President